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EXHIBIT 3.17

CERTIFICATE OF INCORPORATION

OF

WOODSTONE CORPORATION

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

RECEIVED FOR RECORD

                        , A.D.

REGISTERED WITH

THE PRENTICE-HALL CORPORATION SYSTEM, INC
220 SOUTH STATE STREET
DOVER, KENT COUNTY, DELAWARE

CERTIFICATE OF INCORPORATION

OF

WOODSTONE CORPORATION

        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title B of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

        FIRST:    The name of the corporation (hereinafter called the "Corporation") is Woodstone Corporation.

        SECOND:    The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

        THIRD:    The nature of the business and of the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

          To purchase, receive, take by grant, gift, devise, bequest or otherwise; lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

          To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use and otherwise employ, sell, lease, exchange, transfer and otherwise dispose of, mortgage, lend, pledge and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

          To engage generally in the real estate business as principal, agent, broker and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, hold, use, sell, convey, exchange, hire, lease, pledge, mortgage and otherwise handle, and deal in and dispose of, as principal, agent, broker and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor and in any other lawful capacity.

        To carry on a general mercantile, industrial investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire and assign contracts in respect of, acquire, receive, grant and assign licensing arrangements, options, franchises and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, jobber, advisor and in any other lawful capacity, goods, wares, merchandise, commodities and unimproved, improved, finished processed and other real, personal and mixed property of any and all kinds, together with the components, resultants and by-products thereof.

        To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner, deal with and contract with reference to:

          (a)   inventions, devices, formulae, processes and any improvements and modifications thereof;

          (b)   letters patent, patent rights, patented processes, copyrights, designs and similar rights, trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any territory, commonwealth, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

          (c)   franchises, licenses, grants and concessions.

          To engage in the business of advising others, directly and through publications and writings, as to the value of stocks, bonds, debentures or other evidences of indebtedness and all other securities, investment contracts, business enterprises and other investment, and as to the advisability of investing in, purchasing or selling such securities and other investments; to prepare and issue analyses and reports concerning securities and investments; to conduct researches, investigations and examinations of businesses of every kind and description throughout the world and to gather financial, economic and investment information related to the business of analyzing investments and giving investment advice to others; and in general to engage in the investment advisory business and to do all things incidental to such business.

          To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

          To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

          To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

          To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund

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  or other obligations of, any securities, and to guarantee in any way permitted by law, the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

          To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance, of all or any of its property, franchises and income.

          To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture or other association of any kind, or in any transaction, undertaking or arrangement which the Corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

          To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

          To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

          To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, of the District of Columbia, or of any commonwealth, territory, dependent colony, possession, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for to purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

          To conduct its business, promote its purposes, and carry on its operations in any and all of its branches, and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments.

          To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities in any part of world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient for the conduct, promotion and attainment

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  of the business and purposes herein specified, or which at any time may be incidental thereto, or may appear conducive to or expedient for the accomplishment of any of such business and purposes, and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers, and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and the powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote or exercise.

        FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is 1,000 all of which are without par value. All such shares are of one class and are Common Stock.

        FIFTH:    The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
MILTON WARSHAW	555 Fifth Avenue New York, NY 10017

        SIXTH:    The Corporation is to have perpetual existence.

        SEVENTH:    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any Court of equitable jurisdiction within the State of Delaware may, upon the application in a summary way of this Corporation, or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all of the creditors of class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        EIGHTH:    For the management of the business for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1.     The management of the business and the conduct of the affairs of the Corporation, including the election of the Chairman of the Board of Directors, if any, the President, the

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  Treasurer, the Secretary and other principal officers of the Corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2.     The original By-laws of the Corporation shall be adopted by the incorporator unless the Certificate of Incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter or repeal the By-laws, and to adopt any new By-law, except a By-law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

          3.     Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders except as the provisions of paragraph (d) (2) of Section 242 of the General Corporation Law, and of Sections 251, 252 and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

        NINTH:    No contract or transaction between Corporation and one or more of its directors or officers, or between he Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable for this reason, or solely because the director or officer is present at or participates in, the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if;

          (1)   The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or Committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (2)   The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3)   The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee thereof, or the stockholders.

          (4)   Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

        TENTH:    (a) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably

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incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable clause to believe that his conduct was unlawful.

          (b)   The Corporation shall have power to indemnify and person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expense which the Court of Chancery or such other Court shall deem proper.

          (c)   To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)   Any indemnification under paragraphs (a) and (b), (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e)   Expenses incurred in defending a civil or criminal action, suit or proceeding, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          (f)    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has

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  ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

          (g)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

        ELEVENTH:    From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted, subject to the provisions of this Article ELEVENTH.

        Executed at New York, New York, on July 18, 1969.

/s/ MILTON WARSHAW MILTON WARSHAW, Incorporator

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STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that, on July 18, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came MILTON WARSHAW, the Incorporator, who duly executed the foregoing Certificate of Incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

        GIVEN under my hand on July 18, 1969.

/s/ MURRAY LAMBERT Notary Public

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        AGREEMENT AND PLAN OF MERGER, dated as of August 4, 1969, by and between WOODSTONE CORPORATION, a Delaware corporation ("Woodstone"),

and

        HIGH VACUUM MANUFACTURING CORPORATION, a New Jersey Corporation ("Manufacturing".)

        (said two Corporations being hereinafter collectively referred to as the "Constituent Corporations")

        The authorized stock of Manufacturing consists of (i) 100 shares of Class A Common Stock, without par value, (ii) 100 shares of Class B Common Stock, without par value, (iii) 100 shares of Class C Common Stock, without par value, (iv) 100 shares of Class D Common Stock, without par value, and (v) 300 shares of Preferred Stock $10,000 par value. The Class A, B, C, and D shares are hereinafter collectively referred to as the Manufacturing Stock.

        As of the date hereof, (i) 100 shares of the Class A Common Stock are issued and outstanding, (ii) 100 shares of the Class B Common Sock are issued and outstanding, (iii) 100 shares of the Class C Common Stock are issued and outstanding, and (iv) 100 shares of the Class D Common Stock are issued and outstanding. No shares of the Preferred Stock are issued and outstanding.

        The authorized stock of Woodstone consists of 1,000 shares of Common Stock, without par value, of which 10 shares are issued and out outstanding as of the date hereof. All such 10 shares of Common Stock of Woodstone are owned by Rockwood Industries, Inc., a Delaware corporation ("Rockwood").

        At and after the time when the merger shall become effective and as and when required by the provisions of this Agreement and Plan of Merger, Rockwood will issue shares of its Common Stock without par value, (the "Rockwood Common Stock"), and cash for which the shares of Manufacturing Stock outstanding immediately prior to the effective time of the merger will be exchanged as hereinafter provided.

        The respective Boards of Directors of Manufacturing and of Woodstone's sole stockholder, Rockwood, deem the merger desirable and in the best interests of their respective stockholders. The respective Boards of Directors of Manufacturing and of Woodstone have, by resolutions duly adopted, approved and adopted the Agreement and Plan of Merger and directed that it be submitted to the respective stockholders of said two corporations for adoption.

        Simultaneously with the execution an delivery of this Agreement and Plan of Merger, Rockwood, Woodstone, Manufacturing and certain stockholders of Manufacturing are entering into an Agreement dated as of August 4, 1969, (the "Supplemental Agreement"), setting forth certain representations, warranties and agreements in connection with the merger.

        In consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of prescribing the terms and conditions of the merger, the mode of carrying the same into effect, the manner and the basis of converting or exchanging the shares of each of the Constituent Corporations into or for shares of Woodstone (the surviving corporation) or of Rockwood, as the case may be, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

          1.     In accordance with the General Corporation Law of the State of Delaware and the Business Corporation Act of the State of New Jersey, and subject to the terms and conditions hereafter set forth, the parties agree to merge Manufacturing with and into Woodstone, and that Woodstone shall be the continuing and surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

          2.     The name of the Surviving Corporation shall be HIGH VACUUM MANUFACTURING CORPORATION, and it shall be a Delaware corporation. Except as herein specifically set forth, the corporate identify, existence, purposes, powers, franchises, rights and immunities of

  Manufacturing shall be merged into Woodstone and Woodstone shall be fully vested therewith. The separate existence of Manufacturing shall cease, except insofar as it may be continued by statue, as and when the merger shall become effective.

          3.     This Agreement and Plan of Merger and the merger shall become effective on September 9th, 1969, upon completion of the following actions:

            (a)   This Agreement and Plan of Merger shall have been adopted by the stockholders of each of the Constituent Corporations in accordance with the requirements of the Laws of the State of Delaware and the laws of the State of New Jersey, and that fact shall have been certified hereon by the Secretary or an Assistant Secretary of each of the Constituent Corporations under its corporate seal;

            (b)   the certificate of merger required by the provisions of Section 14A:10-4 of the New Jersey Business Corporation Act in connection with the merger shall have been signed and verified on behalf of each of the Constituent Corporations and such certificate of merger, so signed and verified, shall have been filed by the Department of State of the State of New Jersey; and

            (c)   this Agreement and Plan of Merger, adopted and certified as aforesaid, shall have been executed, acknowledged and filed in accordance with Section 103 of the General Corporation Law of the State of Delaware. The time when this Agreement and Plan of Merger and the merger shall become effective as aforesaid is herein called the "Effective Time of the Merger".

          4.     The Certificate of Incorporation of Woodstone in effect immediately prior to the date of this Agreement and Plan of Merger shall become the Certificate of Incorporation of the Surviving Corporation upon the Effective Time of the Merger until altered or, amended as therein provided, except that Article FIRST of such Certificate of Incorporation relating to the name of the corporation shall, upon the Effective Time of the Merger, be amended to read as follows:

      "FIRST:    The name of the corporation (hereinafter called the "Corporation") is HIGH VACUUM MANUFACTURING CORPORATION."

          5.     The By-laws of Woodstone in effect immediately prior to date of this Agreement and Plan of Merger shall become the By-laws of the Surviving Corporation upon the Effective Time of the Merger until altered, amended or repealed, as therein provided.

          6.     (a) The names and addresses of the Directors of the Surviving Corporation upon the Effective Time of the Merger who shall hold office until their respective successors have been elected and qualified or until they sooner vacate or are removed from office as provided in the By-laws, are as follows:

Name
Allen Jaffy	Mountainwood Rd. Stamford, Connecticut
Martin C. Ross	Rockwood Lane Spur Greenwich, Connecticut
Leon Katz	15 So. Derby Rd. Springfield, New Jersey
Walter G. Scharf	Lakeville, Connecticut

            (b)   The names and addresses of the Officers of the Surviving Corporation upon the Effective Time of the Merger, who shall hold offices until their respective successors have been elected and qualified or until they sooner vacate or are removed from office as provided by the By-laws, are as follows:

Name	Title	Address
Walter G. Scharf	President	Lakeville, Connecticut
Allen Jaffy	Vice-President	Mountainwood Rd., Stamford, Conn.
Martin C. Ross	Vice-President	Rockwood Lane Spur, Greenwich, Conn.
Leon Katz	Vice-President	15 So. Derby Rd., Springfield, N.J.
Robert J. Klingenburg	Vice-President	455 East 14th St., New York, N.Y.
Bradford N. Scharf	Vice-President	1 Estes Court, Midland Park, N.J.
Robert Robbins	Secretary and Treasurer	2007 Chestnut St., Baldwin, N.Y.

          7.     The manner and basis of converting or exchanging the shares of stock of each of the Constituent Corporations into or for shares of stock of the Surviving Corporation or of Rockwood, and/or cash, as the case may be, shall be as follows:

            (a)   Each share of Common Stock, without par value, of Woodstone which shall be outstanding at the Effective Time of the Merger shall not be converted but each said share which is issued as of the Effective Time of the Merger shall continue to represent one (1) issue share of stock of the Surviving Corporation.

            (b)   The outstanding shares of Common Stock of Manufacturing shall be converted as follows:

                (i)  The Eight (80) shares of Class B Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger, represented by Certificate number 6, by virtue of the merger and without any action on the part of the holder thereof, shall in the aggregate, be converted into One thousand seven hundred fifty (1,750) shares of Rockwood Common Stock and the holder(s) thereof shall, in addition, receive Two hundred thousand ($200,000.00) Dollars;

               (ii)  The Twenty-three (23) shares of Class A Common Stock represented by Certificate numbers 4 and 5, the ten (10) shares of Class B Common Stock, represented by Certificate numbers 5 and 9, and the Forty-seven (47) shares of Class D Common Stock represented by Certificate numbers 6, 10 and 12, which shall be outstanding immediately prior to the Effective Time of the Merger, by virtue of the merger and without any action on the part of the holder thereof, shall, in the aggregate, be converted into Two thousand six hundred (2,600) shares of Rockwood Common Stock and the holder(s) thereof shall, in addition, be entitled to receive One Hundred Thousand ($100,000.00) Dollars;

              (iii)  The Seventy-seven (77) shares of Class A Common Stock represented by Certificate number 2, the ten (10) shares of Class B Common Stock represented by Certificate number 10, the one hundred (100) shares of Class C Common Stock represented by Certificate numbers 6, 7, 8, 11, 12, 13, 23 and 25, and the fifty-three (53) shares of Class D Common Stock represented by Certificate number 4, which shall be outstanding immediately prior to the Effective Time of the Merger, by virtue of the merger and without any action on the part of the holder thereof, shall in the aggregate, converted into Ten thousand five hundred (10,500) shares of Rockwood Common Stock.

            (c)   Upon the Effective Time of the Merger, the holders of shares of Manufacturing shall surrender the certificates representing such shares to the Surviving Corporation at the office of Warshaw, Frank & Lebow, 555 5th Avenue, New York, New York, and shall thereupon receive one or more certificates for the respective owner of shares of Common Stock of Rockwood, as set forth in section "(b)" proceeding, and where applicable under "(b)(i)" and "(b)(ii)" preceding, bank or certified checks for the sums of money to be paid hereunder, and thereupon the shares of Common Stock of Manufacturing shall be cancelled and extinguished and all rights with respect thereto shall cease and terminate. The right to so surrender certificates representing shares of Common Stock of Manufacturing and receive certificates representing shares of Common Stock of Rockwood, and where applicable, a sum of money as hereinabove set forth, shall be the sole right of the holders of shares of Common Stock of Manufacturing on and after the Effective Time of the Merger and all other right, of every kind and nature, as a stockholder of Manufacturing shall cease and terminate on such Effective Time of the Merger, notwithstanding that any such stockholder shall fail to surrender any such certificates as aforesaid. Until so surrendered, each such outstanding share which, prior to the Effective Time of the Merger represented shares of Manufacturing stock, shall be deemed for all corporate purposes, subject to the provisions of this Section "7", to evidence the ownership of the shares of Rockwood for which such shares have been so exchanged.

            (d)   If any certificate for shares of Rockwood Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuances of a certificate for shares of Rockwood Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          8.     On the Effective Time of the Merger the Surviving Corporation shall, without other transfer, succeed to and possess all the rights, privileges, powers, franchises and immunities, not limited or restricted by law, as well of a public as of a private nature and be subject to all the restrictions and duties of each of the parties hereto (such parties together being hereinafter referred to as the "Constituent Corporations") and all and singular the rights, privileges, powers, franchises and immunities of each of the Constituent Corporations, as and all property, real, personal and mixed, and all debts due to either of these Constituent Corporations on whatever account as well as for stock subscriptions as for all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises and all every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporation and the title to any real estate vested by deed or otherwise under the laws of the States of Delaware or New Jersey, or of any other State of the United States in either of the Constituent Corporations shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon any property of each of the Constituent Corporations shall be preserved unimpaired, limited to the property affected by such liens at the time of such merger and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation any may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The Constituent Corporations hereby respectively agree that from time to time as and when requested by the Surviving Corporation or by its successors or assigns, they will execute and deliver such deeds and other instruments and will take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest or perfect in or to conform of record or otherwise, to the Surviving Corporation title to, and possession of, all said property, rights, privileges, powers and franchises and otherwise to carry out the purposes of this Agreement and Plan of Merger.

          9.     (a) The Surviving Corporation shall do any and all acts and things necessary to qualify in the State of New Jersey as a foreign corporation and shall fully comply with the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act.

            (b)   The Surviving Corporation shall irrevocably appoint the Secretary of State of the Sate of New Jersey as its attorney to accept service in any action, suit, or proceeding for the enforcement of any obligations of the terminating corporation for which it is liable pursuant to the provisions of the New Jersey Business Corporation Act, pursuant to this Agreement and Plan of Merger pursuant to the laws covering the Surviving Corporation. The address to which the Secretary of State shall mail any such service of process is:

      71 Lewis Street
      Greenwich, Conn.

            (c)   Except as otherwise herein provided, the Surviving Corporation shall pay all expenses of carrying this Agreement and Plan of Merger into effect and of accomplishing the merger, including amounts, if any, to which dissenting stockholders of the New Jersey Corporation may be entitled by reason of this merger.

          10.   At the Effective Time of the Merger the assets and liabilities of the Constituent Corporations (except items of capital and surplus) shall be taken up or continued, as the case way be, on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of the respective Constituent Corporations immediately prior to the Effective Time of the Merger, and the capital end surplus accounts of the Surviving Corporation shall be determined in accordance with generally accepted accounting principles by the Board of Directors of the Surviving Corporation.

          11.   From time to time, as and when requested by the Surviving Corporation or by its successors or assigns, Manufacturing shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Corporation, or its successors or assigns may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, and is successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to in Section "8" hereof and otherwise to carry out the intent and purposes of this Agreement and Plan of Merger.

          12.   (a) Subject to the provisions of this Section "12", this Agreement and Plan of Merger shall be submitted at the earliest practicable date to the stockholders of each of the Constituent Corporations for adoption and, if adopted by the vote or written consent of the stockholders of each of the Constituent Corporation required by statute, shall be made effective as soon as practicable thereafter in the manner provided in Section "3" hereof.

            (b)   This Agreement and Plan of Merger may be terminated by action of the Board of Directors of either of the Constituent Corporations at any time prior to the Effective Time of the Merger if:

                (i)  there shall be any actual action or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and Plan of Merger or which might affect the right of Woodstone or Rockwood to own, operate or control after the Effective Time of the Merger, the stock, assets, property or business of Manufacturing; or

               (ii)  the Board of Directors of either of the Constituent Corporations shall have determined in good faith that there has been a material adverse change in the assets, liabilities, financial condition, cash position, prospects, affairs or results of operations of the other Constituent Corporation or of Rockwood, after June 30, 1969 with respect to Manufacturing or after April 30, 1969 with respect to Woodstone and Rockwood.

            (c)   This Agreement and Plan of Merger may be to terminated at any time prior to the Effective Time of the Merger by action of the Board of Directors of Woodstone if:

                (i)  Manufacturing shall fail to comply in any material respect with any of its agreements contained herein or in the Supplemental Agreement, or any of the representations or warranties of Manufacturing contained in the Supplemental Agreement shall be inaccurate in any material respect;

               (ii)  any action (such as the obtaining of any consent of another party to an agreement or of any governmental approval or consent) that shall be required to be taken in order to effect the Merger shall not have been taken prior to the Effective Time of the Merger;

              (iii)  Woodstone shall not have received prior to the Effective Time of the Merger the opinion of Messrs. Robbins, Galton & Bondi, counsel for Manufacturing, to the effect that (a) the corporate existence, good standing and authorized and issued capital stock of Manufacturing are as stated herein and in the Supplemental Agreement, and (b) all corporate proceedings of manufacturing necessary to effectuate the merger have been duly taken in accordance with law;

              (iv)  Woodstone shall not have been advised prior to the Effective Time of the Merger by Messrs. Warshaw, Franks & Lebow that all actions, proceedings, instruments and documents required to carry out this Agreement and Plan of Merger and the Supplemental Agreement or incidental thereto, and all other related legal matters, are reasonably satisfactory to said counsel.

            (d)   This Agreement and Plan of Merger may be terminated at any time prior to the Effective Time of the Merger by action of the Board of Directors of Manufacturing if:

                (i)  Woodstone shall fail to comply in any material respect with any of its agreements contained herein, or Woodstone or Rockwood shall fail to comply in any material respect with any of its agreements contained in the Supplemental Agreement, or any of the representations or warranties or Woodstone or of Rockwood contained in the Supplemental Agreement shall be inaccurate in any material respect;

               (ii)  any action (such as the obtaining of any Consent of another party to an agreement of any governmental approval or consent) that shall be required to be taken by Woodstone or Rockwood in order to effect the merger shall not have been taken prior to the Effective Time of the Merger, or there shall be any actual or threatened action or proceeding by or before any court or other governmental body which might affect the right of Manufacturing to effect the merger;

              (iii)  Manufacturing shall not have received prior to the Effective Time of the Merger the opinion of Messrs. Warshaw, Franks & Lebow to the effect that the corporate existence and authorized capital stock of Woodstone and Rockwood and the issued capital stock of Rockwood are as stated herein and in the Supplemental Agreement and that all corporate proceedings of Woodstone and Rockwood necessary to effectuate the merger have been duly taken in accordance with law.

            (e)   This Agreement and Plan of Merger may be terminated at any time prior to the Effective Time of the Merger by mutual consent of the Constituent Corporations, expressed by action of their respective Boards of Directors.

          13.   The Stockholders of Manufacturing shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of the merger, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel amid the cost of any documentary stamp, sales and excise taxes which may be imposed upon or be payable in respect of the transaction and no portion thereof shall be charged to or borne by Manufacturing.

          For the convenience of the parties hereto and to facilitate the filing and recording of this Agreement and Plan of Merger, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          At any time prior to the Effective Time of the Merger either of the parties hereto may, by written instrument:

            (a)   extend the time for the performance of any of the obligations or other acts of the other party required to be performed by this Agreement and Plan of Merger or the Supplemental Agreement;

            (b)   waive any inaccuracies in the representations and warranties of the other party contained in the Supplemental Agreement or in any document delivered pursuant hereto or thereto;

            (c)   waive compliance with any of the covenants or agreements of the other party contained in this Agreement and Plan of Merger or the Supplemental Agreement; and Manufacturing may, by written instrument, extend the time for the performance of any of the obligations or other acts of Rockwood required to be performed by, or waive any inaccuracies in the representations and warranties of Rockwood or compliance with any of the covenants or agreements of Rockwood contained in, the Supplemental Agreement. At any time prior to the Effective Time of the Merger (notwithstanding any stockholder approval), the parties hereto, may, by written agreement, amend or supplement any of the provisions of this Agreement and Plan of Merger; provided, however, that, without the requisite approval of the stockholders of Manufacturing and the Board of Directors of Rockwood, no such agreement shall change the number of shares of Rockwood Common Stock to be issued pursuant to this Agreement and Plan of Merger. Any written instrument or agreement referred to in this Paragraph shall be validly and sufficiently authorized for the purposes of this Agreement and Plan of Merger or the Supplemental Agreement if signed on behalf of Manufacturing, Woodstone or Rockwood, as the case may be, by its President or one of its Vice-Presidents and attested to by its Secretary or an Assistant Secretary.

          This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

          This Agreement and Plan of Merger cannot be altered or amended except pursuant to an instrument in writing singed on behalf of the parties hereto.

        IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed in its corporate time by its President or one of its Vice-Presidents and attested by its Secretary or one of its Assistant Secretaries and its corporate seal to be affixed hereto, all as of the date first above written.

WOODSTONE CORPORATION
Attest:
/s/ ROBERT ROBBINS Secretary	By:	/s/ ALLEN JAFFY President
HIGH VACUUM MANUFACTURING CORPORATION
Attest:
Secretary	By:	/s/ WALTER G. SCHARF President

CERTIFICATE OF SECRETARY

OF

WOODSTONE CORPORATION

        The undersigned being the Secretary of Woodstone Corporation does hereby certify under the seal of said corporation that all of the stockholders representing the total number of outstanding shares of capital stock of Woodstone Corporation dispensed with a meeting and vote of stockholders, and all of the said stockholders consented in writing to the adoption of the foregoing Agreement and Plan of Merger.

        Signed on August 30, 1969

/s/ ROBERT ROBBINS Secretary of Woodstone Corporation

        The foregoing Agreement and Plan of Merger of Woodstone Corporation and of High Vacuum Manufacturing Corporation, as executed upon behalf or by the parties thereto, and as certified by the Secretary of Woodstone Corporation, is hereby signed by the President and attested by the Secretary of Woodstone Corporation.

        Executed at New York, N.Y., on August 30, 1969

/s/ ALLEN JAFFY President of Woodstone Corporation
/s/ ROBERT ROBBINS Secretary of Woodstone Corporation

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that, on August 30, 1969, before me a Notary Public duly authorized by law to take acknowledgment of deeds, personally came ALLEN JAFFY, President of Woodstone Corporation, who duly signed before me the foregoing Agreement and Plan of Merger, as theretofore executed, adopted and certified, and acknowledged that such signing in his act and deed, that such instrument is the act and deed of said corporation, and that the facts therein stated are true.

        GIVEN, under my hand on August 30, 1969.

/s/ MILTON WARSHAW Notary Public

CERTIFICATE OF SECRETARY

OF

HIGH VACUUM MANUFACTURING CORPORATION

        The undersigned being the Secretary of High Vacuum Manufacturing Corporation does hereby certify under the seal of said corporation that all of the stockholders representing the total number of outstanding shares of capital stock of High Vacuum Manufacturing Corporation dispensed with a meeting and vote of stockholders, and all of the said stockholders consented in writing to the adoption of the foregoing Agreement and Plan of Merger.

        Signed on September 6, 1969

Secretary of High Vacuum Manufacturing Corporation

        The foregoing Agreement and Plan of Merger of Woodstone Corporation and of High Vacuum Manufacturing Corporation, as executed upon behalf or by the parties thereto, and as certified by the Secretary of High Vacuum Manufacturing Corporation, is hereby signed by the President and attested by the Secretary of High Vacuum Manufacturing Corporation.

        Executed at New York, N.Y., on September 6, 1969

/s/ WALTER G. SCHARF President of High Vacuum Manufacturing Corporation
Attest:
Secretary of High Vacuum Manufacturing Corporation

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED, that on September 6, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came WALTER G. SCHARF, President of High Vacuum Manufacturing Corporation, who duly signed before me the foregoing Agreement and Plan of Merger, as theretofore executed, adopted and certified, and acknowledged that such signing is the act and deed of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on September 6, 1969.

/s/ MILTON WARSHAW Notary Public

        Certificate of Agreement of Merger of the "HIGH VACUUM MANUFACTURING CORPORATION", a corporation organized and existing under the laws of the State of New Jersey, merging with and into the "WOODSTONE CORPORATION", a corporation organized and existing under the laws of the State of Delaware, under the name "HIGH VACUUM MANUFACTURING CORPORATION" as received and filed in this office the    ninth    day of September, A.D. 1969, at 1:30 o'clock P.M.

        And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

-of -

HIGH VACUUM MANUFACTURING CORPORATION

        It is hereby certified that:

          1.     The name of the Corporation (hereinafter called the "Corporation") is HIGH VACUUM MANUFACTURING CORPORATION.

          2.     The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

          "FIRST:    The name of the corporation (hereinafter called the "Corporation") is HIGH VACUUM TECHNOLOGY, INC."

          3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          4.     The capital stock of the Corporation will not be reduced by reason of any amendment herein certified.

        Signed: at New York, New York on September 30, 1969.

/s/ WALTER G. SCHARF Walter G. Scharf, President
/s/ ROBERT ROBBINS Robert Robbins, Secretary

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that, on this 30th day of September, 1969, personally came before me, the undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the State of New York, the place where the foregoing certificate was executed, WALTER G. SCHARF and ROBERT ROBBINS, President and Secretary, respectively of HIGH VACUUM MANUFACTURING CORPORATION, a corporation of the State of Delaware, the corporation described in the foregoing certificate, known to me personally to be such, and they executed said certificate before me and acknowledged the said certificate to be their act and deed made on behalf of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on September 30, 1969.

/s/ MURRAY LAMBERT Notary Public

AGREEMENT AND PLAN OF MERGER

of

HIGH VACUUM METALS, INC.
(a New York corporation)

into

HIGH VACUUM TECHNOLOGY, INC.
(a Delaware corporation)

        AGREEMENT OF MERGER made and entered into this    day of October, 1969, by and between HIGH VACUUM METALS, INC., a corporation of the State of New York, and HIGH VACUUM TECHNOLOGY, INC., a corporation of the State of Delaware, as approved by a resolution adopted by the Board of Directors of each such corporation.

        WHEREAS, HIGH VACUUM METALS, INC. is a corporation of the State of New York with its principal office therein located at New York City, County of New York; and

        WHEREAS, the laws of the State of New York permit a merger of a corporation of that jurisdiction with and into a corporation of another jurisdiction; and

        WHEREAS, the total number of shares of stock which HIGH VACUUM METALS, INC. has authority to issue is 1,000 shares Class A and 100 shares Class B, all of which are without par value, and 300 shares Class A and 45 shares Class B which are issued; and

        WHEREAS, HIGH VACUUM TECHNOLOGY, INC. is a corporation of the State of Delaware with its registered office therein located at 229 South State Street, County of Kent; and

        WHEREAS, the total number of shares of stock which HIGH VACUUM TECHNOLOGY, INC. has authority to issue is 1,000 shares, all of which are of one class and without par value, and 10 of which are issued; and

        WHEREAS, HIGH VACUUM METALS, INC. and HIGH VACUUM TECHNOLOGY, INC. and the respective Boards of Directors thereof deem it advisable and to deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge HIGH VACUUM METALS, INC. into HIGH VACUUM TECHNOLOGY, INC. pursuant to the, provisions of the laws of the State of New York and of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto being thereunto duly approved and authorized by a resolution adopted by the Board of Directors of HIGH VACUUM METALS, INC., in accordance with the provisions of the laws of the State of New York and being thereunto duly approved by a resolution adopted by the Board of Directors of HIGH VACUUM TECHNOLOGY, INC. in accordance with the provisions of the General Corporation Law of the State of Delaware, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon for resubmission to the stockholders of HIGH VACUUM METALS, INC. and HIGH VACUUM TECHNOLOGY, INC. as required by the laws of the State of New York and by the General Corporation Law of the State of Delaware, as hereinafter in this Agreement set forth.

        1.     HIGH VACUUM METALS, INC., which is herein sometimes referred to as the "terminating corporation", is hereby merged into and with HIGH VACUUM TECHNOLOGY, INC., which shall be the continuing and resulting corporation and shall be governed by the laws of the State of Delaware, and which is hereinafter sometimes referred to as the "surviving corporation."

        2.     The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of said surviving corporation, and, from and after the effective date of the merger in this Agreement provided for, said certificate of incorporation shall be the certificate of incorporation of the surviving corporation until changed or amended as provided by the General Corporation Law of the State of Delaware.

        3.     The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until altered or amended as therein provided under the authority of the General Corporation Law of the State of Delaware.

        4.     The names of the first members of the Board of Directors and of the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation in effect from time to time, are as follows:

NAMES OF FIRST DIRECTORS
Allen Jaffy
Martin C. Ross
Leon Katz
Walter G. Scharf
NAMES AND TITLES OF FIRST OFFICERS
Walter G. Scharf	President
Allen Jaffy	Vice President
Martin C. Rose	Vice President
Leon Katz	Vice President
Robert J. Klingenburg	Vice President
Bradford N. Scharf	Vice President
Robert Robbins	Secretary and Treasurer
Milton Warshaw	Assistant Secretary

        5.     The surviving corporation will not issue any of its shares of stock for the issued shares of stock of the terminating corporation inasmuch as each stockholder of the terminating corporation and the surviving corporation owns an equal proportion' of the issued shares of both said corporations, All of the issued shares of the terminating corporation shall, upon the effective date of the merger, be surrendered and extinguished. The shares of stock of the surviving corporation shall not be converted, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of the surviving corporation.

        6.     The Agreement of Merger herein made and entered into shall be submitted to the stockholders entitled to vote of the terminating corporation and of the surviving corporation for their adoption or rejection in the manner prescribed by the laws of the State of Now York and by the General Corporation Law of the State of Delaware, as the case may be.

        7.     In the event that this Agreement of Merger shall have been adopted by the stockholders entitled to vote of the terminating corporation in accordance with the provisions of the laws of the State of Now York and shall have been adopted by the stockholders entitled to vote of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the terminating corporation and the surviving corporation agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New York and within the State of Delaware and elsewhere to effectuate the merger.

        8.     The Board of Directors and the proper officers of the constituent corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary,

2

proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

        9.     The effective date of the Agreement of Merger, and the date upon which the merger therein agreed upon shall become effective insofar as the General Corporation Law of the State of Delaware shall govern the effective date of said merger, shall be December 31, 1969.

        Executed at New York, New York, on December 8, 1969.

/s/ WALTER G. SCHARF President of HIGH VACUUM TECHNOLOGY, INC.
Corporate Seal
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.
/s/ WALTER G. SCHARF President of HIGH VACUUM METALS, INC.
Corporate Seal
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM METALS, INC.

3

CERTIFICATE OF ASSISTANT SECRETARY

of

HIGH VACUUM TECHNOLOGY, INC.
(a Delaware Corporation)

        The undersigned being the Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC., does hereby certify under the seal of said corporation that the holders of all of the outstanding stock of HIGH VACUUM TECHNOLOGY, INC. dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the previous Section 228 of the General Corporation Law of the State of Delaware, for the adoption of the foregoing Agreement and Merger.

        Signed on December 8, 1969

/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.

(Corporate Seal)

        The foregoing Agreement of Merger of HIGH VACUUM TECHNOLOGY, INC., as executed upon behalf or by the parties thereto, and as certified by the Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC., is hereby signed by the President and attested by the Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.

        Signed at New York, New York, on December 8, 1969

/s/ WALTER G. SCHARF President of HIGH VACUUM TECHNOLOGY, INC.
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that, on December 8, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came WALTER G. SCHARF, President of HIGH VACUUM TECHNOLOGY, INC., who duly executed the foregoing Agreement of Merger, as theretofore executed, adopted and certified, and acknowledged that such signing is his act and deed, and that such instrument is the act and deed of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on December 8, 1969.

/s/ ELLEN QUINN Notary Public

CERTIFICATE OF ASSISTANT SECRETARY

of

HIGH VACUUM METALS, INC.

        The undersigned, being the Assistant Secretary of HIGH VACUUM METALS, INC., does hereby certify under the seal of said corporation that all the stockholders representing the total number of outstanding shares of capital stock of High Vacuum Metals, Inc. dispensed with a meeting and vote of stockholders, and all of the said stockholders consented in writing to the adoption of the foregoing Agreement and Plan of Merger.

        Signed on December 8, 1969

/s/ MILTON WARSHAW Milton Warshaw Assistant Secretary of High Vacuum Metals, Inc.

[Corporate Seal]

        The foregoing Agreement of Merger of HIGH VACUUM METALS, INC., and of HIGH VACUUM TECHNOLOGY, INC., as executed upon behalf or by the parties thereto, and as certified by the Assistant Secretary of HIGH VACUUM METALS, INC., is hereby signed by the President and attested by the Assistant Secretary of HIGH VACUUM METALS, INC.

        Executed at New York, New York, on December 8, 1969

/s/ WALTER G. SCHARF President of HIGH VACUUM METALS, INC.
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM METALS, INC.

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that, on December 8, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came WALTER G. SCHARF, President of HIGH VACUUM METALS, INC., who duly executed the foregoing Agreement of Merger, as theretofore executed, adopted, and certified, and acknowledged that such signing is his act and deed, and that such instrument is the act and deed of said corporation, and that the facts stated therein are true.

        GIVEN under my hand on December 8, 1969.

/s/ ELLEN QUINN Notary Public

        Certificate of Agreement of Merger of the "HIGH VACUUM METALS, INC." a corporation organized and existing under the laws of the State of New York, merging with and into the "HIGH VACUUM TECHNOLOGY, INC.", a corporation organized and existing under the laws of the State of Delaware, under the name of "HIGH VACUUM TECHNOLOGY, INC." as received and filed in this office the thirty-first day of December, A.D. 1969, at 9:00 o'clock A.M.,

        And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

AGREEMENT OF MERGER

of

METAL FILM COMPANY, INC.
(a New York corporation)

into

HIGH VACUUM TECHNOLOGY, INC.
(a Delaware corporation)

        AGREEMENT OP MERGER made and entered into this 25th day of May, 1969 by and between METAL FILM COMPANY, a corporation of the State of New York, and HIGH VACUUM TECHNOLOGY, INC., a corporation of the State of Delaware, as approved by a resolution adopted by the Board of Directors of each such corporation.

        WHEREAS, METAL FILM COMPANY, INC. is a corporation of the State of New York with its principal office therein located at New York City, County of New York; and

        WHEREAS, the laws of the State of New York permit a merger of a corporation of that jurisdiction with and into a corporation of another jurisdiction; and

        WHEREAS, the total number of shares of stock which METAL FILM COMPANY, INC. has authority to issue is 4 shares of Class A and 1,000 shares Class B, all of which are without par value, 1,000 shares preferred, par value $100 each, and 4 shares Class A, 581 1/2 shares Class B and 260 shares preferred of which are issued; and

        WHEREAS, HIGH VACUUM TECHNOLOGY, INC. is a corporation of the State of Delaware and its registered office therein is located at 229 South State Street, County of Kent; and

        WHEREAS, the total number of shares of stock which HIGH VACUUM TECHNOLOGY, INC. has authorized to issue is 1,000 shares, all of which are of one class and without par value, and 10 of which are issued; and

        WHEREAS, HIGH VACUUM TECHNOLOGY, INC. and METAL FILM COMPANY, INC. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge METAL FILM COMPANY, INC. into HIGH VACUUM TECHNOLOGY, INC. pursuant to the provisions of the laws of the State of New York and of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved and authorized by a resolution adopted by the Board of Directors of METAL FILM COMPANY, INC., in accordance with the provisions of the laws of the State of New York and being thereunto duly approved by a resolution adopted by the Board of Directors of HIGH VACUUM TECHNOLOGY, INC. in accordance with the provisions of the General Corporation Law of the State of Delaware, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon for submission to the stockholders of METAL FILM COMPANY, INC. and HIGH VACUUM TECHNOLOGY, INC. as required by the laws of the State of New York and by the General Corporation Law of the State of Delaware, as hereinafter in this Agreement set forth.

        1.     METAL FILM COMPANY, INC., which is herein sometimes referred to as the "terminating corporation" is hereby merged into and with HIGH VACUUM TECHNOLOGY, INC., which shall be the continuing and resulting corporation and shall be governed by the laws of the State of Delaware, and which is hereinafter sometimes referred to as the "surviving corporation."

        2.     The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of said surviving corporation, and, from and after the effective date of the merger in this

Agreement provided for, said certificate of incorporation shall be the certificate of incorporation of the surviving corporation until changed or amended as provided by the General Corporation Law of the State of Delaware.

        3.     The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until altered or amended as therein provided under the authority of the General Corporation Law of the State of Delaware.

        4.     The names of the first members of the Board of Directors and of the first officers of the surviving corporation all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation in effect from time to time, are as follows:

NAMES OF FIRST DIRECTORS
Allen Jaffy
Martin C. Ross
Al Berk
NAME AND TITLES OF FIRST OFFICERS
Walter G. Scharf	President
Allen Jaffy	Vice President
Martin C. Rose	Vice President
Stuart Meyers	Secretary and Treasurer
Milton Warshaw	Assistant Secretary

        5.     The surviving corporation will not issue any of its shares of stock for the issued shares of stock of the terminating corporation inasmuch as each stockholder of the terminating corporation and of the surviving corporation owns an equal proportion of the issued shares of both said corporations, except for certain shares of the terminating corporation which are owned by the surviving corporation. All of the issued shares of the terminating corporation shall, upon the effective date of the merger, be surrendered and extinguished. The shares of stock of the surviving corporation shall not be converted, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of stock of the surviving corporation.

        6.     The Agreement of Merger herein made and entered into shall be submitted to the stockholders entitled to vote of the terminating corporation and of the surviving corporation for their adoption or rejection in the manner prescribed by the laws of the State of Now York and by the General Corporation Law of the State of Delaware, as the case may be.

        7.     In the event that this Agreement of Merger shall have been adopted by the stockholders entitled to vote of the terminating corporation in accordance with the provisions of the laws of the State of Now York and shall have been adopted by the stockholders entitled to vote of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the terminating corporation and the surviving corporation agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of New York and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of New York and within the State of Delaware and elsewhere to effectuate the merger.

        8.     The Board of Directors and the proper officers of the constituent corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

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        9.     The effective date of the Agreement of Merger, and the date upon which the merger therein agreed upon shall become effective insofar as the General Corporation Law of the State of Delaware shall govern the effective date of said merger, shall be June 30, 1971.

        Executed at New York, New York, on Mary 25, 1971.

/s/ ALLEN JAFFY President of HIGH VACUUM TECHNOLOGY, INC.
Corporate Seal
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.
/s/ ALLEN JAFFY President of METAL FILM COMPANY, INC.
Corporate Seal
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of METAL FILM COMPANY, INC.

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CERTIFICATE OF SECRETARY

of

METAL FILM COMPANY, INC.

        The undersigned, being the Assistant Secretary of METAL FILM COMPANY, INC. does hereby certify under the seal of said corporation that all the stockholders representing the total number of outstanding shares of capital stock of METAL FILM COMPANY, INC. dispensed with a meeting and vote of stockholders, and all of the said stockholders consented in writing to the adoption of the foregoing Agreement and Plan of Merger.

        Signed on May 25, 1971

/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of METAL FILM COMPANY, INC.

(Corporate Seal)

CERTIFICATE OF ASSISTANT SECRETARY

of

HIGH VACUUM TECHNOLOGY, INC.

        The undersigned, being the Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC., does hereby certify under the seal of said corporation that all the stockholders representing the total number of outstanding shares of capital stock of HIGH VACUUM TECHNOLOGY, INC., dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware for the adoption of the foregoing Agreement and Plan of Merger.

        Signed on May 25, 1971

/s/ MILTON WARSHAW Milton Warshaw Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.

[Corporate Seal]

        The foregoing Agreement of Merger of METAL FILM, INC., and of HIGH VACUUM TECHNOLOGY, INC., as executed upon behalf or by the parties thereto, and as certified by the Assistant Secretary of METAL FILM, INC., is hereby signed by the Vice President and attested by the Assistant Secretary of METAL FILM, INC. Executed at New York, New York, on May 25, 1971

/s/ ALLEN JAFFY Vice President of METAL FILM COMPANY, INC.
Corporate Seal
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of METAL FILM COMPANY, INC.

        The foregoing Agreement of Merger of METAL FILM, INC., and of HIGH VACUUM TECHNOLOGY, INC., as executed upon behalf or by the parties thereto, and as certified by the Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC., is hereby signed by the Vice President and attested by the Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.

        Signed at New York, New York, on May 25, 1971

/s/ ALLEN JAFFY Vice President of HIGH VACUUM TECHNOLOGY, INC.
(Corporate Seal)
/s/ MILTON WARSHAW Milton Warshaw, Assistant Secretary of HIGH VACUUM TECHNOLOGY, INC.

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that, on May 25, 1971, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came ALLEN JAFFY, Vice President of METAL FILM, INC., who duly signed before me the foregoing Agreement of Merger, as theretofore executed, adopted and certified, and acknowledged that such signing is his act and deed, and that such instrument is the act and deed of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on May 25, 1971.

/s/ JULES B. LEVINE Notary Public

(Notarial Seal)

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

        BE IT REMEMBERED that on May 25, 1971, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came ALLEN JAFFY, Vice President of HIGH VACUUM TECHNOLOGY, INC., who duly executed the foregoing Agreement of Merger, as theretofore executed, adopted and certified, and acknowledged that such signing is his act and deed, and that such instrument is the act and deed of said corporation, and that the facts therein stated are true.

        GIVEN under my hand on May 25, 1971.

/s/ JULES B. LEVINE Notary Public

(Notarial Seal)

        Certificate of Agreement of Merger of the "METAL FILM COMPANY, INC." a corporation organized and existing under the laws of the State of New York, merging with and into the "HIGH VACUUM TECHNOLOGY, INC.", a corporation organized and existing under the laws of the State of Delaware, under the name "HIGH VACUUM TECHNOLOGY, INC.", as received and filed in this office the tenth day of June, A.D. 1971, at 9:00 o'clock A.M.;

        And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

-of-

HIGH VACUUM TECHNOLOGY, INC.

        It is hereby certified that:

          1.     The name of the corporation (hereinafter called the "corporation") is HIGH VACUUM TECHNOLOGY, INC.

          2.     The Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST:    The name of the Corporation (hereinafter called the "Corporation") is METAL FILM COMPANY, INC."

          3.     The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        Signed at New York, New York on December 16, 1976.

/s/ ALLEN JAFFY Allen Jaffy, Vice-President
ATTEST:
/s/ PAUL S. PRUZAN Paul S. Pruzan, Secretary

STATE OF CONNECTICUT	)
ss.:
COUNTY OF FAIRFIELD	)

        BE IT REMEMBERED that, on December 16, 1976, before me, the undersigned, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came ALLEN JAFFY, Vice-President of HIGH VACUUM TECHNOLOGY, INC., who duly signed the forgoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated herein are true.

        GIVEN under my hand on December 16,, 1976.

/s/ GLEN W. YANTORNO Notary Public

[Notarial Seal]

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

        METAL FILM COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of Kent.

        The Board of Directors of METAL FILM COMPANY, INC. adopted the following resolution on the 14th day of December, 1992.

          Resolved, that the registered office of METAL FILM COMPANY, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, METAL FILM COMPANY, INC. has caused this statement to be signed by Thomas J. Riordan, its Vice President and attested by Mary E. Willard, its Assistant Secretary this 14th day of December, 1992.

/s/ THOMAS J. RIORDAN Thomas J. Riordan, Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard, Assistant Secretary

CERTIFICATE OF INCORPORATION

OF

WOODSTONE CORPORATION

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

RECEIVED FOR RECORD

                        , A.D.

Registered with

THE PRENTICE-HALL CORPORATION SYSTEM, INC
220 SOUTH STATE STREET
DOVER, KENT COUNTY, DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

        Metal Film Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

  RESOLVED, that the Certificate of Incorporation of Metal Film Company, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

    FIRST: The name of the Corporation (hereinafter called the "Corporation") is Lurex, Inc.

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Metal Film Company, Inc. has caused this certificate to be signed by Thomas J. Riordan, its Vice President, and attested by Mary E. Willard, its Assistant Secretary, this 3rd day of December, 1993.

METAL FILM COMPANY, INC.
		By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

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CERTIFICATE

FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

        Lurex, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 22nd day of July, 1969 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

  1.
  The name of the corporation is Lurex, Inc.

  2.
  Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

  3.
  The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1994, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

  4.
  This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1994, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

        IN WITNESS WHEREOF, said Lurex, Inc., in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Thomas J. Riordan, its last and acting Vice President and attested by Mary E. Willard, its last and acting Assistant Secretary, this 11th day of May, 1994.

LUREX, INC.
		By:	/s/ THOMAS J. RIORDAN Thomas J. Riordan Vice President
ATTEST:
By:	/s/ MARY E. WILLARD Mary E. Willard Assistant Secretary

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  EXHIBIT 3.17